                          INVESTMENT ADVISORY AGREEMENT
                          -----------------------------

         THIS AGREEMENT is made and entered into as of the 28th day of February, 2005 by and between GARTMORE MUTUAL FUNDS (the "Trust"), a Delaware statutory trust, and GARTMORE MUTUAL FUND CAPITAL TRUST (the "Adviser"), a Delaware statutory trust registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act").


                              W I T N E S S E T H :

         WHEREAS, the Trust is registered with the Securities and Exchange Commission (the "SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

         WHEREAS, the Trust desires to retain the Adviser to furnish certain investment advisory services, as described herein, with respect to certain of the series of the Trust, all as now are or may be hereafter listed on Exhibit A to this Agreement (each, a "Fund"); and

         WHEREAS, the Adviser represents that it is willing and possesses legal authority to render such services subject to the terms and conditions set forth in this Agreement,

         NOW, THEREFORE, the Trust and the Adviser do mutually agree and promise as follows:

         1. Appointment as Adviser. The Trust hereby appoints the Adviser to act as investment adviser to each Fund subject to the terms and conditions set forth in this Agreement. The Adviser hereby accepts such appointment and agrees to furnish the services hereinafter described for the compensation provided for in this Agreement.

         2. Duties of Adviser.

                  (a) Investment Management Services. (1) Subject to the supervision of the Trust's Board of Trustees (and except as otherwise permitted under the terms of any exemptive relief obtained by the Adviser from the Securities and Exchange Commission, or by rule or regulation), the Adviser will provide, or arrange for the provision of, a continuous investment program and overall investment strategies for each Fund, including investment research and management with respect to all securities and investments and cash equivalents in each Fund. The Adviser will determine, or arrange for others to determine, from time to time what securities and other investments will be purchased, retained or sold by each Fund and will implement, or arrange for others to implement, such determinations through the placement, in the name of a Fund, of orders for the execution of portfolio transactions with or through such brokers or dealers as may be so selected. The Adviser will provide, or arrange for the provision of, the services under this Agreement in accordance with the stated investment policies and restrictions of each Fund as set forth in that Fund's current prospectus and statement of additional information as currently in effect and as supplemented or amended from time to time (collectively referred to hereinafter as the "Prospectus") and subject to the directions of the Trust's Board of Trustees.

         (2) Subject to the provisions of this Agreement and the 1940 Act and any exemptions thereto, the Adviser is authorized to appoint one or more qualified subadvisers (each a "Subadviser") to provide each Fund with certain services required by this Agreement. Each Subadviser shall have such investment discretion and shall make all determinations with respect to the investment of a Fund's assets as shall be assigned to that Subadviser by the Adviser and the purchase and sale of portfolio securities with respect to those assets and shall take such steps as may be necessary to implement its decisions. The Adviser shall not be responsible or liable for the investment merits of any decision by a Subadviser to purchase, hold, or sell a security for a Fund.

         (3) Subject to the supervision and direction of the Trustees, the Adviser shall (i) have overall supervisory responsibility for the general management and investment of a Fund's assets; (ii) determine the allocation of assets among the Subadvisers, if any; and (iii) have full investment discretion to make all determinations with respect to the investment of Fund assets not otherwise assigned to a Subadviser.

         (4) The Adviser shall research and evaluate each Subadviser, if any, including (i) performing initial due diligence on prospective Subadvisers and monitoring each Subadviser's ongoing performance; (ii) communicating performance expectations and evaluations to the Subadvisers; and (iii) recommending to the Trust's Board of Trustees whether a Subadviser's contract should be renewed, modified or terminated. The Adviser shall also recommend changes or additions to the Subadvisers and shall compensate the Subadvisers.

         (5) The Adviser shall provide to the Trust's Board of Trustees such periodic reports concerning a Fund's business and investments as the Board of Trustees shall reasonably request.

                  (b) Compliance with Applicable Laws and Governing Documents. In the performance of its duties and obligations under this Agreement, the Adviser shall act in conformity with the Trust's Agreement and Declaration of Trust, as from time to time amended and/or restated, and By-Laws, as from time to time amended and/or restated, and the Prospectus and with the instructions and directions received from the Trustees of the Trust and will conform to and comply with the requirements of the 1940 Act, the Internal Revenue Code of 1986, as amended (the "Code") (including the requirements for qualification as a regulated investment company) and all other applicable federal and state laws and regulations.

                  The Adviser acknowledges and agrees that subject to the supervision and directions of the Trust's Board of Trustees, it shall be solely responsible for compliance with all disclosure requirements under all applicable federal and state laws and regulations relating to the Trust or a Fund, including, without limitation, the 1940 Act, and the rules and regulations thereunder, except that each Subadviser shall have liability in connection with information furnished by the Subadviser to a Fund or to the Adviser.

                  (c) Consistent Standards. It is recognized that the Adviser will perform various investment management and administrative services for entities other than the Trust and the Funds; in connection with providing such services, the Adviser agrees to exercise the same skill and care in performing its services under this Agreement as the Adviser exercises in performing similar services with respect to the other fiduciary accounts for which the Adviser has investment responsibilities.

                  (d) Brokerage. The Adviser is authorized, subject to the supervision of the Trust's Board of Trustees, (1) to establish and maintain accounts on behalf of each Fund with, and to place orders for the purchase and sale of assets not allocated to a Subadviser, with or through, such persons, brokers or dealers ("brokers") as the Adviser may select; and (2) to negotiate commissions to be paid on such transactions. In the selection of such brokers and the placing of such orders, the Adviser shall seek to obtain for a Fund the most favorable price and execution available, except to the extent the Adviser may be permitted to pay higher brokerage commissions for brokerage and research services, as provided below. In using its reasonable efforts to obtain for a Fund the most favorable price and execution available, the Adviser, bearing in mind the Fund's best interests at all times, shall consider all factors it deems relevant, including price, the size of the transaction, the nature of the market for the security, the amount of the commission, if any, the timing of the transaction, market prices and trends, the reputation, experience and financial stability of the broker involved, and the quality of service rendered by the broker in other transactions. Subject to such policies as the Trustees may determine, the Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused a Fund to pay a broker that provides brokerage and research services (within the meaning of Section 28(e) of the Securities Exchange Act of 1934, as amended) to the Adviser an amount of commission for effecting a Fund investment transaction that is in excess of the amount of commission that another broker would have charged for effecting that transaction, if, but only if, the Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Adviser with respect to the accounts as to which it exercises investment discretion.

                  It is recognized that the services provided by such brokers may be useful to the Adviser in connection with the Adviser's services to other clients. On occasions when the Adviser deems the purchase or sale of a security to be in the best interests of a Fund as well as other clients of the Adviser, the Adviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of securities so sold or purchased, as well as the expenses incurred in the transaction, will be made by the Adviser in the manner the Adviser considers to be the most equitable and consistent with its fiduciary obligations to each Fund and to such other clients.

                  (e) Securities Transactions. The Adviser will not purchase securities or other instruments from or sell securities or other instruments to a Fund; provided, however, the Adviser may purchase securities or other instruments from or sell securities or other instruments to a Fund if such transaction is permissible under applicable laws and regulations, including, without limitation, the 1940 Act, the Advisers Act and the rules and regulations promulgated thereunder or any exemption therefrom.

                  The Adviser agrees to observe and comply with Rule 17j-1 under the 1940 Act and the Trust's Code of Ethics, as the same may be amended from time to time.

                  (f) Books and Records. In accordance with the 1940 Act and the rules and regulations promulgated thereunder, the Adviser shall maintain separate books and detailed records of all matters pertaining to the Funds and the Trust (the "Fund's Books and Records"), including, without limitation, a daily ledger of such assets and liabilities relating thereto and brokerage and other records of all securities transactions. The Adviser acknowledges that the Fund's Books and

         Records are property of the Trust. In addition, the Fund's Books and Records shall be available to the Trust at any time upon request and shall be available for telecopying without delay to the Trust during any day that the Funds are open for business.

         3. Expenses. During the term of this Agreement, the Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities, commodities and other investments (including brokerage commissions and other transaction charges, if any) purchased for a Fund. The Adviser shall, at its sole expense, employ or associate itself with such persons as it believes to be particularly fitted to assist it in the execution of its duties under this Agreement. The Adviser shall be responsible for the expenses and costs for the officers of the Trust and the Trustees of the Trust who are "interested persons" (as defined in the 1940 Act) of the Adviser.

         It is understood that the Trust will pay all of its own expenses, including, without limitation, (1) all charges and expenses of any custodian or depository appointed by the Trust for the safekeeping of its cash, securities and other assets, (2) all charges and expenses paid to an administrator appointed by the Trust to provide administrative or compliance services, (3) the charges and expenses of any transfer agents and registrars appointed by the Trust, (4) the charges and expenses of independent certified public accountants and of general ledger accounting and internal reporting services for the Trust,
(5) the charges and expenses of dividend and capital gain distributions, (6) the compensation and expenses of Trustees of the Trust who are not "interested persons" of the Adviser, (7) brokerage commissions and issue and transfer taxes chargeable to the Trust in connection with securities transactions to which the Trust is a party, (8) all taxes and fees payable by the Trust to Federal, State or other governmental agencies, (9) the cost of stock certificates representing shares of the Trust, (10) all expenses of shareholders' and Trustees' meetings and of preparing, printing and distributing prospectuses and reports to shareholders, (11) charges and expenses of legal counsel for the Trust in connection with legal matters relating to the Trust, including without limitation, legal services rendered in connection with the Trust's existence, financial structure and relations with its shareholders, (12) insurance and bonding premiums, (13) association membership dues, (14) bookkeeping and the costs of calculating the net asset value of shares of the Trust's Funds, and
(15) expenses relating to the issuance, registration and qualification of the Trust's shares.

         4. Compensation. For the services provided and the expenses assumed with respect to a Fund pursuant to this Agreement, the Adviser will be entitled to the fee listed for each Fund on Exhibit A. Such fees will be computed daily and payable monthly at an annual rate based on a Fund's average daily net assets.

         The method of determining net assets of a Fund for purposes hereof shall be the same as the method of determining net assets for purposes of establishing the offering and redemption price of the Shares as described in each Fund's Prospectus. If this Agreement shall be effective for only a portion of a month, the aforesaid fee shall be prorated for the portion of such month during which this Agreement is in effect.

         Notwithstanding any other provision of this Agreement, the Adviser may from time to time agree not to impose all or a portion of its fee otherwise payable hereunder (in advance of the time such fee or portion thereof would otherwise accrue). Any such fee reduction may be discontinued or modified by the Adviser at any time.

         5. Representations and Warranties of Adviser. The Adviser represents and warrants to the Trust as follows:

                  (a) The Adviser is registered as an investment adviser under the Advisers Act;

                  (b) The Adviser is a business trust duly organized, validly existing and in good standing under the laws of the State of Delaware with the power to own and possess its assets and carry on its business as it is now being conducted;

                  (c) The execution, delivery and performance by the Adviser of this Agreement are within the Adviser's powers and have been duly authorized by all necessary action on the part of its shareholders and/or trustees, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Adviser for the execution, delivery and performance by the Adviser of this Agreement, and the execution, delivery and performance by the Adviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Adviser's governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Adviser;

                  (d) The Form ADV of the Adviser provided to the Trust is a true and complete copy of the form, including that part or parts of the Form ADV filed with the SEC, that part or parts maintained in the records of the Adviser, and/or that part or parts provided or offered to clients, in each case as required under the Advisers Act and rules thereunder, and the information contained in such Form ADV is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

         6. Survival of Representations and Warranties; Duty to Update Information. All representations and warranties made by the Adviser pursuant to
Section 5 shall survive for the duration of this Agreement and the parties hereto shall promptly notify each other in writing upon becoming aware that any of the foregoing representations and warranties are no longer true.

         7. Liability and Indemnification.

                  (a) Liability. In the absence of willful misfeasance, bad faith or gross negligence on the part of the Adviser or a reckless disregard of its duties hereunder, the Adviser shall not be subject to any liability to a Fund or the Trust, for any act or omission in the case of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of Fund assets; provided, however, that nothing herein shall relieve the Adviser from any of its obligations under applicable law, including, without limitation, the federal and state securities laws.

                  (b) Indemnification. The Adviser shall indemnify the Trust and its officers and trustees, for any liability and expenses, including attorneys fees, which may be sustained as a result of the Adviser's willful misfeasance, bad faith, gross negligence, reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the federal and state securities laws.

         8. Duration and Termination.

                  (a) Duration. Unless sooner terminated, this Agreement shall continue until February 27, 2006 with respect to any Fund covered by this Agreement initially and for any Fund subsequently added to this Agreement, an initial period of no more than two years that terminates on the second February 27th that occurs following the effective date of this Agreement with respect to such Fund, and thereafter shall continue automatically for successive annual periods with respect to each of the Funds; provided that such continuance is specifically approved at least annually by the Trust's Board of Trustees or the vote of the lesser of
         (a) 67% of the shares of a Fund represented at a meeting if holders of more than 50% of the outstanding shares of the Fund are present in person or by proxy or (b) more than 50% of the outstanding shares of the Fund; provided further that in either event its continuance also is approved by a majority of the Trust's Trustees who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

                  (b) Termination. Notwithstanding whatever may be provided herein to the contrary, this Agreement may be terminated at any time, without payment of any penalty by vote of a majority of the Trust's Board of Trustees, or, with respect to a Fund, by "vote of a majority of the outstanding voting securities" (as defined in the 1940 Act) of that Fund, or by the Adviser, in each case, upon not less than sixty
         (60) days' written notice to the other party.

         This Agreement shall not be assigned (as such term is defined in the 1940 Act) and shall terminate automatically in the event of its assignment.

         9. Services Not Exclusive. The services furnished by the Adviser hereunder are not to be deemed exclusive, and the Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. It is understood that the action taken by the Adviser under this Agreement may differ from the advice given or the timing or nature of action taken with respect to other clients of the Adviser, and that a transaction in a specific security may not be accomplished for all clients of the Adviser at the same time or at the same price.

         10. Amendment. This Agreement may be amended by mutual consent of the parties, provided that the terms of each such amendment shall be in writing and approved by the Trust's Board of trustees or by a vote of a majority of the outstanding voting securities of a Fund (as required by the 1940 Act).

         11. Confidentiality. Subject to the duties of the Adviser and the Trust to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, the parties hereto shall treat as confidential all information pertaining to a Fund and the Trust and the actions of the Adviser and the Funds in respect thereof.

         12. Notice. Any notice that is required to be given by the parties to each other under the terms of this Agreement shall be in writing, delivered, or mailed postpaid to the other party, or transmitted by facsimile with acknowledgment of receipt, to the parties at the following addresses or facsimile numbers, which may from time to time be changed by the parties by notice to the other party:

                  (a)      If to the Adviser:

                           Gartmore Mutual Fund Capital Trust
                           1200 River Road
                           Conshohocken, Pennsylvania 19428
                           Attention: Legal Department.
                           Facsimile: (484) 530-1323

                  (b)      If to the Trust:

                           Gartmore Mutual Funds
                           1200 River Road
                           Conshohocken, Pennsylvania 19428
                           Attention: Legal Department.
                           Facsimile: (484) 530-1323

         13. Jurisdiction. This Agreement shall be governed by and construed to be in accordance with substantive laws of the State of Delaware without reference to choice of law principles thereof and in accordance with the 1940 Act. In the case of any conflict, the 1940 Act shall control.

         14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall together constitute one and the same instrument.

         15. Certain Definitions. For the purposes of this Agreement, "interested person," "affiliated person," "assignment" shall have their respective meanings as set forth in the 1940 Act, subject, however, to such exemptions as may be granted by the SEC.

         16. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

         17. Severability. If any provision of this Agreement shall be held or made invalid by a court decision or applicable law, the remainder of the Agreement shall not be affected adversely and shall remain in full force and effect.

         18. Gartmore Mutual Funds and its Trustees. The terms "Gartmore Mutual Funds" and the "Trustees of Gartmore Mutual Funds" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under an Agreement and Declaration of Trust made and dated as of September 30, 2004, as has been or may be amended and/or restated from time to time, and to which reference is hereby made.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.

                                       ADVISER:
                                       GARTMORE MUTUAL FUND CAPITAL TRUST


                                       By: ___________________________________

                                       Name: _________________________________

                                       Title:___________________________________


                                       TRUST:
                                       GARMTORE MUTUAL FUNDS


                                       By: ___________________________________

                                       Name: _________________________________

                                       Title:___________________________________

                                    EXHIBIT A

                          INVESTMENT ADVISORY AGREEMENT
                        BETWEEN GARTMORE MUTUAL FUNDS AND
                       GARTMORE MUTUAL FUND CAPITAL TRUST

                           EFFECTIVE FEBRUARY 28, 2005

FUNDS OF THE TRUST                                            ADVISORY FEES
------------------                                            -------------

Gartmore Nationwide Fund                    0.60% on assets up to $250 million
(formerly Gartmore Total Return Fund)       0.575% on assets of $250 million and more but less than
                                                   $1 billion
Gartmore Growth Fund                        0.55% on assets of $1 billion and more but less than $2 billion
(formerly Nationwide Growth Fund)           0.525% on assets of $2 billion and more but less than $5 billion
                                            0.50% for assets of $5 billion and more

Gartmore Value Opportunities Fund           0.70% on assets up to $250 million
(formerly Nationwide Value Opportunities    0.675% on assets of $250 million and more but less than $1 billion
Fund)                                       0.65% on assets of $1 billion and more but less than $2 billion
                                            0.625% on assets of $2 billion and more but less than $5 billion
                                            0.60% for assets of $5 billion and more

Gartmore Mid Cap Growth Leaders             0.80% on assets up to $250 million
(formerly Millennium Growth Fund and
Nationwide Mid Cap Growth Fund)             0.77% on assets of $250 million and more but less than $1 billion
                                            0.74% on assets of $1 billion and more but less than $2 billion
                                            0.71% on assets of $2 billion and more but less than $5 billion
                                            0.68% for assets of $5 billion and more

Gartmore Global Technology and              0.88% on assets up to $500 million
Communications Fund(2)                      0.83% on assets of $500 million and more but less than $2 billion
  (formerly Nationwide Global Technology    0.78% for assets of $2 billion and more
         and Communications Fund

Gartmore Global Health Sciences Fund(2)     0.90% on assets up to $500 million
(formerly Nationwide Global Life            0.85% on assets of $500 million and more but less than $2 billion
          Sciences Fund)                    0.80% for assets of $2 billion and more

Gartmore U.S. Growth Leaders Fund(3)        0.90% on assets up to $500 million
(formerly Nationwide Focus Fund and         0.80% on the next $1.5 billion in assets
          Gartmore Growth 20 Fund)          0.75% on assets of $2 billion and more


Gartmore Nationwide Leaders Fund(2)         0.80% on assets up to $500 million
(formerly Gartmore U.S. Leaders Fund)       0.70% on the next $2 billion in assets
                                            0.65% on assets of $2 billion or more

                                    EXHIBIT A

                          INVESTMENT ADVISORY AGREEMENT
                        BETWEEN GARTMORE MUTUAL FUNDS AND
                       GARTMORE MUTUAL FUND CAPITAL TRUST

                           EFFECTIVE FEBRUARY 28, 2005

FUNDS OF THE TRUST                                            ADVISORY FEES
------------------                                            -------------

Gartmore Micro Cap Equity Fund              1.25% of the Fund's average daily net assets

Gartmore Mid Cap Growth Fund                0.75% on assets up to $250 million
                                            0.725% on assets of $250 million and more but less than $1 billion
                                            0.70% on assets of $1 billion and more but less than $2 billion
                                            0.675% on assets of $2 billion and more but less than $5 billion
                                            0.65% for assets of $5 billion and more

Gartmore Small Cap Growth Fund              0.95% of the Fund's average daily net assets
(formerly Gartmore Global Small
   Companies Fund)

Gartmore Small Cap Leaders Fund             0.95% of the Fund's average daily net assets

Gartmore U.S. Growth Leaders                1.50% on assets up to $250 million
   Long-Short Fund                          1.25% on assets of $250 million and more

Gartmore China Opportunities Fund           1.25% on assets up to $500 million
                                            1.20% on assets of $500 million and more but less than $2 billion
                                            1.15% on assets of $2 billion and more

Gartmore Global Natural Resources Fund      0.70% on assets up to $500 million
                                            0.65% on assets of $500 million and more but less than $2 billion
                                            0.60% on assets of $2 billion and more

Gartmore Optimal                            0.15% of the Fund's average daily net assets
Allocations Fund:
Aggressive (formerly Gartmore Actively
Managed Aggressive Asset Allocation Fund)

Gartmore Optimal                            0.15% of the Fund's average daily net assets
Allocations Fund: Moderately Aggressive
(formerly Gartmore Actively Managed
Moderately Aggressive Asset Allocation Fund)

                                    EXHIBIT A

                          INVESTMENT ADVISORY AGREEMENT
                        BETWEEN GARTMORE MUTUAL FUNDS AND
                       GARTMORE MUTUAL FUND CAPITAL TRUST

                           EFFECTIVE FEBRUARY 28, 2005

FUNDS OF THE TRUST                                            ADVISORY FEES
------------------                                            -------------


Gartmore Optimal                            0.15% of the Fund's average daily net assets
Allocations Fund:
Moderate (formerly Gartmore Actively
Managed Moderate Asset Allocation Fund)

Gartmore Optimal                            0.15% of the Fund's average daily net assets
Allocations Fund:
Specialty (formerly Gartmore Actively
Managed Specialty Asset Allocation Fund)

Gartmore Nationwide Principal               0.40% of the Fund's average daily net assets during Offering Period
Protected Fund1                             0.60% of the Fund's average daily net assets during Guarantee Period and Post Guarantee Period


NorthPointe Small Cap Value Fund            0.85% of the Fund's average daily net assets

NorthPointe Small Cap Growth Fund           0.95% of the Fund's average daily net assets

Gartmore Bond Fund                          0.50% on assets up to $250 million
(formerly Nationwide Bond Fund)             0.475% on assets of $250 million and more but less than $1 billion
Gartmore Tax-Free Income Fund               0.45% on assets of $1 billion and more but less than $2 billion
(formerly Nationwide Tax Free               0.425% on assets of $2 billion and more but less than $5 billion
         Income Fund)                       0.40% for assets of $5 billion and more
Gartmore Government Bond Fund
(formerly Nationwide Government
         Bond Fund)

Gartmore High Yield Bond Fund               0.55% on assets up to $250 million
(formerly Nationwide High Yield             0.525% on assets of $250 million and more but less than $1 billion
         Bond Fund)                         0.50% on assets of $1 billion and more but less than $2 billion
                                            0.475% on assets of $2 billion and more but less than $5 billion
                                            0.45% for assets of $5 billion and more
Gartmore Money Market Fund                  0.40% on assets up to $1 billion
  (formerly Nationwide Money                0.38% on assets of $1 billion and more but less than $2 billion
         Market Fund)                       0.36% on assets of $2 billion and more but less than $5 billion
                                            0.34% for assets of $5 billion and more

Gartmore S&P 500 Index Fund                 0.13% on assets up to $1.5 billion
(formerly Nationwide S&P 500 Index          0.12% on assets of $1.5 billion and more but less than $3 billion
         Fund)                              0.11% on assets of $3 billion and more

                                    EXHIBIT A

                          INVESTMENT ADVISORY AGREEMENT
                        BETWEEN GARTMORE MUTUAL FUNDS AND
                       GARTMORE MUTUAL FUND CAPITAL TRUST

                           EFFECTIVE FEBRUARY 28, 2005

FUNDS OF THE TRUST                                            ADVISORY FEES
------------------                                            -------------

Gartmore Small Cap Index Fund               0.20% on assets up to $1.5 billion
(formerly Nationwide Small Cap Index        0.19% on assets of $1.5 billion and more but less than $3 billion
         Fund)                              0.18% on assets of $3 billion and more


Gartmore Mid Cap Market Index Fund          0.22% on assets up to $1.5 billion
(formerly Nationwide Mid Cap                0.21% on assets of $1.5 billion and more but less than $3 billion
    Market Index Fund)                      0.20% on assets of $3 billion and more

Gartmore International Index Fund           0.27% on assets up to $1.5 billion
(formerly Nationwide International Index    0.26% on assets of $1.5 billion and more but less than $3 billion
Fund)                                       0.25% on assets of $3 billion and more

Gartmore Bond Index Fund                    0.22% on assets up to $1.5 billion
(formerly Nationwide Bond Index Fund)       0.21% on assets of $1.5 billion and more but less than $3 billion
                                            0.20% on assets of $3 billion and more

Gartmore Large Cap Value Fund               0.75% on assets up to $100 million
  (formerly Prestige Large Cap              0.70% on assets of $100 million and more
         Value Fund and Nationwide
         Large Cap Value Fund)

Gartmore Small Cap Fund                     0.95% on assets up to $100 million
(formerly Nationwide Small Cap Fund         0.80% on assets of $100 million and more
and Prestige Small Cap Fund)

Gartmore Convertible Fund                   0.65% on assets up to $500 million
                                            0.60% on assets of $500 million and more but less than $1 billion
                                            0.55% for assets of $1 billion and more

                                    EXHIBIT A

                          INVESTMENT ADVISORY AGREEMENT
                        BETWEEN GARTMORE MUTUAL FUNDS AND
                       GARTMORE MUTUAL FUND CAPITAL TRUST

                           EFFECTIVE FEBRUARY 28, 2005

FUNDS OF THE TRUST                                            ADVISORY FEES
------------------                                            -------------

Gartmore Investor Destinations Aggressive Fund                0.13% of average daily net assets
(formerly Investor Destinations Aggressive Fund and
         Nationwide Investor Destinations Aggressive Fund)

Gartmore Investor Destinations Moderately Aggressive Fund
(formerly Investor Destinations Moderately Aggressive Fund and
         Nationwide Investor Destinations Moderately Aggressive Fund)

Gartmore Investor Destinations Moderate Fund
(formerly Investor Destinations Moderate Fund and
         Nationwide Investor Destinations Moderate Fund)

Gartmore Investor Destinations Moderately Conservative Fund
(formerly Investor Destinations Moderately Conservative Fund and
         Nationwide Investor Destinations Moderately Conservative Fund)

Gartmore Investor Destinations Conservative Fund
(formerly Investor Destinations Conservative Fund and
         Nationwide Investor Destinations Conservative Fund)


-------------------
(1) Fee Structure for the Gartmore Nationwide Principal Protected Fund.

The Fund has an Offering Period, a Guarantee Period and a Post Guarantee Period, and the advisory fee varies during these periods. During the Guarantee Period, if the Fund enters a "Zero Coupon Investment Period" as described in the Fund's registration statement, the advisory fee will be decreased to 0.25% for the remainder of the Guarantee Period.

(2) Performance Fees for the Gartmore Technology and Communications Funds; Gartmore Global Health Sciences Fund; Gartmore Nationwide Leaders Fund; Gartmore China Opportunities Fund and Gartmore Global Natural Resources Fund.

         The base advisory fee for each of these Funds, as set forth above, is adjusted each quarter beginning one year after implementation of the Performance Fee, depending upon a Fund's investment performance for the 12 months preceding the end of that month relative to the investment performance of each respective Fund's benchmark as listed below. The base fee is either increased or decreased proportionately by the following amounts at each breakpoint, based upon whether a Fund has out-performed or under-performed its respective benchmark (using the performance of each such Fund's Class A Shares to measure), by more or less than a maximum of 500 basis points over the preceding rolling 12 month period as follows:
                  +/- 100 bps under/outperformance            2bps
                  +/- 200 bps under/outperformance            4bps

                  +/- 300 bps under/outperformance            6bps
                  +/- 400 bps under/outperformance            8bps
                  +/- 500 bps or more under/outperformance    10bps

The investment performance of each Fund will be the sum of: (1) the change in each Fund's value during such period; (2) the value of the Fund's cash distributions (from net income and realized net gains) having an ex-dividend date during such calculation period; and (3) the value of any capital gains taxes paid or accrued during such calculation period for undistributed realized long-term capital gains from the Fund. For this purpose, the value of distributions per share of realized capital gains, of dividends per share paid from investment income and of capital gains taxes per share reinvested in the Fund will be the Fund's value in effect at the close of business on the record date for the payment of such distributions and the date on which provision is made for such taxes, after giving effect to such distribution, dividends and taxes.

         Benchmark Index Performance:
         ----------------------------

         The performance of each respective benchmark Index for a calculation period, expressed as a percentage of each Index, at the beginning of such period will be the sum of: (1) the change in the level of the Index during such period; and (2) the value, as calculated consistent with the Index, of cash distributions having an ex-dividend date during such period made by those companies whose securities comprise the Index. For this purpose, cash distributions on the securities that comprise the Index will be treated as if they were reinvested in the Index at least as frequently as the end of each calendar quarter following payment of the dividend.

         Benchmark Indices:
         ------------------

         1.    Gartmore Global Technology and
               Communications Fund                            Goldman Sachs Technology Composite Index
         2.    Gartmore Global Health Sciences Fund           Goldman Sachs Health Care Index
         3.    Gartmore Nationwide Leaders Fund               S&P 500 Index
         4.    Gartmore U.S. Growth Leaders Fund              S&P 500 Index
         5.    Gartmore China Opportunities Fund              MSCI Zhong Hua Index
         6.    Gartmore Global Natural Resources Fund         Goldman Sachs Natural Resources Index

(3) Performance fee for the Gartmore U.S. Growth Leaders Fund

         This base advisory fee listed above is adjusted each quarter, beginning one year after commencement of operations, depending on the Fund's investment performance for the 36 months preceding the end of that month, relative to the investment performance of the Fund's benchmark, the S&P 500 Index. The base fee is either increased or decreased by the following amounts at each breakpoint, based on whether the Fund has out- or under-performed the S&P 500 Index by more or less than 1200 basis points over the preceding rolling 36 month period:

For assets up to $500 million               +/- 22 basis points
Next $1.5 billion in assets                 +/- 18 basis points
Assets of $2 billion and more               +/- 16 basis points

The investment performance of the Gartmore U.S. Growth Leaders Fund will be the sum of: (1) the change in the Fund's value during such period; (2) the value of the Fund's cash distributions (from net income and realized net gains) having an ex-dividend date during such calculation period; and (3) the value of any capital gains taxes paid or accrued during such calculation period for undistributed realized long-term capital gains from the Fund. For this purpose, the value of distributions per share of realized capital gains, of dividends per share paid from investment income and of capital gains taxes per share reinvested in the Fund at the Fund's value in effect at the close of business on the record date for the payment of such distributions and dividends and the date on which provision is made for such taxes, after giving effect to such distribution, dividends and taxes.

S&P 500 Index Performance:

The performance of the S&P 500 Index for a calculation period, expressed as a percentage of S&P 500 Index, at the beginning of such period will be the sum of:
(1) the change in the level of the S&P 500 Index during such period; and (2) the value, as calculated consistent with the S&P 500 Index, of cash distributions having an ex-dividend date during such period made by those companies whose securities comprise the S&P 500 Index. For this purpose, cash distributions on the securities that comprise the S&P 500 Index will be treated as if they were reinvested in the S&P 500 Index at least as frequently as the end of each calendar quarter following payment of the dividend.



GARTMORE MUTUAL FUND CAPITAL TRUST          GARTMORE MUTUAL FUNDS

By:____________________________________     By:_________________________________

Title:_________________________________     Title:______________________________